                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 10, 2004

                      CITIGROUP INVESTMENT HOLDINGS INC.


                      By: /s/ William H. Wolf
                         ---------------------------------------------
                         Name:   William H. Wolf
                         Title:  President and
                                 Chief Executive Officer


                      CITIGROUP INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title:  Assistant Secretary